Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Actavis Group hf.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-70943, 333-53312, 333-49079, 333-105816, and 333-161404) and on Form S-8 (Nos. 333-05737, 333-37733, 333-70933, 333-38596, 333-45650, 333-53334, 333-61844, 333-61842, 333-102285, 333-111032, and 333-144039) of Watson Pharmaceuticals, Inc. of our reports dated June 20, 2012, with respect to the combined statements of financial position of Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. (the “Company”) as of December 31, 2011 and 2010, and the related combined statements of income, comprehensive income, cash flows, and changes in equity for the years then ended and the combined/consolidated statements of financial position of the Company as of December 31, 2010 and 2009, and the related combined/consolidated statements of income, comprehensive income, cash flows, and changes in equity for the years then ended, which reports appear in the Form 8-K of Watson Pharmaceuticals, Inc. dated September 27, 2012.

/s/ KPMG ehf.

Reykjavik, Iceland

September 27, 2012